PROMISSORY NOTE

Aggregate Amount: $350,000.00	Effective Date: May 1, 2019

FOR VALUE RECEIVED, Mount Tam Biotechnologies, Inc., a Nevada corporation (the “Maker”), promises to pay to Climate Change Investigation, Innovation and Investment Company, LLC, a California limited liability company or its permitted assigns (the “Holder”) the principal sum of Three Hundred Fifty Thousand Dollars ($350,000.00), or such lesser amount as shall have been advanced by Lender, from time to time, to or on behalf of Borrower under the Loan Agreement (as defined below), together with interest on the unpaid principal balance(s) under the Loan Agreement from time to time outstanding at the rate of 8.0% per year, minus any amounts prepaid by the Maker pursuant to the terms of the Loan Agreement until paid in full. The Maker will make all payments in lawful money of the United States of America and shall be in immediately available funds. Subject to the terms of the Loan Agreement, all outstanding principal and accrued interest shall be due and payable on August 30, 2019 (the “Maturity Date”).

This Promissory Note is delivered pursuant to that certain Line of Credit Agreement dated as of the date hereof between the Maker and the Holder (the “Loan Agreement”) and is subject to the terms thereof. All capitalized terms not otherwise defined herein shall have the meaning given to them in the Loan Agreement. The payment of all amounts due under this Note, and the performance of all obligations of Maker under the Loan Agreement and this Note, are fully secured by the Security Agreement between the Maker and Holder effective as of the date hereof.

This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, an “Event of Default” and collectively, “Events of Default”):

(1)the Maker fails to pay any of the principal, interest or any other amounts payable under this Note when due and payable;

(2)the Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Maker or all or any substantial portion of the Maker’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due;

(3)an involuntary petition is filed, or any proceeding or case is commenced, against the Maker (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Maker or to take possession, custody or control of any property of the Maker, or an order for relief is entered against the Maker in any of the foregoing;

(4)the occurrence of a breach or default under any agreement, instrument or document to which the Maker is a party or by which it is bound, involving any obligation for borrowed money of more than $100,000 in the aggregate;

(5)the Maker materially breaches any other agreement with the Holder (including without limitation any security agreement); or

(6)the Maker borrows any funds from a third party (other than Fromar Investments, LP, a Delaware limited partnership, or its affiliates) without repaying this Note in full or obtaining Holder’s written consent (excluding for this purpose account and trade payables incurred by the Maker in the ordinary course of business), or the Maker is party to a merger, or there is a sale of a controlling interest in the outstanding stock of the Maker, or a sale of all or substantially all of the Maker’s assets, or enters into an agreement for any of the foregoing.

Upon the occurrence of an Event of Default, the Holder shall have then, or at any time thereafter, all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the State of California.

Notwithstanding anything to the contrary, this Note may be prepaid, in whole or in part, without the prior written consent of the Holder.

All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

The Maker shall pay the reasonable costs and expenses (including reasonable attorney’s fees and disbursements) that it incurs and, upon presentation of appropriate receipts, that the Holder incurs with respect to the preparation, negotiation, execution and delivery of this Note, any security agreement and any other agreement or instrument contemplated hereby or thereby. After the occurrence of an Event of Default, the Maker shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred in connection with any act or actions taken to collect or otherwise satisfy the obligations due under this Note, any security agreement and any other agreement or instrument contemplated hereby or thereby.

No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. This Note may not be amended or modified without the prior written consent of the Maker and the Holder.

All payments by the Maker under this Note shall be applied first to any fees and expenses due and payable hereunder, then to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal.

The Maker hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

All rights and obligations hereunder shall be governed by the laws of the State of California (without giving effect to principles of conflicts or choices of law) and this Note is executed as an instrument under seal.

Neither the Maker nor the Holder may assign, sell or otherwise transfer this Note or any of their respective rights and duties hereunder without the prior written consent of the other party hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Note effective as of the effective date set forth above.

MAKER:

MOUNT TAM BIOTECHNOLOGIES, INC.

By: /s/ Richard Marshak

Name: Richard Marshak

Title: Chief Executive Officer

HOLDER:

CLIMATE CHANGE INVESTIGATION,

INNOVATION AND INVESTMENT COMPANY, LLC

By:_/s/ James J. Farrell

Name:James J. Farrell

Title:Manager